Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 21, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tyson Foods, Inc.’s Annual Report on Form 10-K for the year ended October 1, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLC

PricewaterhouseCoopers LLP

Fayetteville, Arkansas

June 6, 2012